UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11695 Johns Creek Parkway

Suite 350

Johns Creek, GA 30097-1523

(Address of principal executive offices, including zip code)

770-418-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 19, 2015, Piedmont Office Realty Trust, Inc. (the “Company”) and its operating partnership, Piedmont Operating Partnership, LP, entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as sales agents (collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, through the Agents, as the Company’s agents, or to the Agents for resale, shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $250,000,000.

The shares sold in this offering will be issued pursuant to a prospectus dated June 4, 2013, and a prospectus supplement filed with the Securities and Exchange Commission on February 19, 2015, in connection with one or more offerings of shares from the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-189102). Sales of shares of the Company’s common stock through the Agents, if any, will be made in amounts and at times to be determined by the Company from time to time, but the Company has no obligation to sell any of the shares in the offering and may suspend sales in connection with the offering at any time. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares and determinations by the Company of the appropriate sources of funding for the Company. Any sales of shares of the Company’s common stock through the Agents will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed upon by us and the Agents.

Under the Distribution Agreement, the Agents have agreed to use commercially reasonable efforts consistent with their normal trading and sales practices to sell common shares in agency transactions. The Distribution Agreement also provides that each Agent will be entitled to compensation up to 2% of the gross sales price per share for any of the common shares sold under the relevant Distribution Agreement in agency transactions. In addition, the Company may also sell common shares to the Agents as principals for their own accounts at prices agreed upon at the time of sale. The Distribution Agreement contains customary representations, warranties and agreements of the Company and the Operating Partnership and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Distribution Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Distribution Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 99.1.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Company’s effective registration statement on Form S-3 (Registration No. 333-189102) and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

99.1	Equity Distribution Agreement, dated February 19, 2015, between Piedmont Office Realty Trust, Inc., Piedmont Operating Partnership, LP, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Date: February 19, 2015	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

99.1	Equity Distribution Agreement, dated February 19, 2015, between Piedmont Office Realty Trust, Inc., Piedmont Operating Partnership, LP, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc.